SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):        March 26, 2004

YAHOO! INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28018	77-0398689
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California 94089
(Address of Principal Executive Offices) (Zip Code)

(408) 349-3300
Registrant’s telephone number including area code

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

On March 26, 2004, Yahoo! Inc., a Delaware corporation (“Yahoo!”)  issued a press release announcing the signing of a definitive agreement under which Yahoo! will acquire Kelkoo S.A., a European online comparison shopping service.  The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                                                   Press Release, dated March 26, 2004, issued by Yahoo! Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

	By:	/s/ Michael Callahan
Michael Callahan
Secretary

Date: March 26, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated March 26, 2004, issued by Yahoo! Inc.